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AMERICAN LENDERS FACILITIES, INC.

MASTER SERVICING AGREEMENT





















_______________________________________________________
_______________________________________________________



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                                   DRAFT


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I.
                   DEFINITIONS1

ARTICLE II.  NATURE AND SCOPE OF RELATIONSHIP. . . . . . . . . . . . . . .4

ARTICLE III.
     ADMINISTRATION AND SERVICING OF RECEIVABLES . . . .. . . . . . . . .5
          A.  DUTIES OF SERVICER . . . . . . . . . . . .. . . . . . . . .5
          B.  MAINTENANCE AND RECORDS. . . . . . . . . .. . . . . . . . .9
          C.  MAINTENANCE OF SECURITY INTEREST . . . . .. . . . . . . . 10
          D.  COLLECTION OF RECEIVABLE PAYMENTS. . . . .. . . . . . . . 10

ARTICLE IV.
     FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE .. . . . . . . . .11

ARTICLE V.
     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . 11
          A.  REPRESENTATIONS AND WARRANTIES OF SERVICER. . . . . . . . 11
          B.  REPRESENTATIONS AND WARRANTIES OF COMPANY.. . . . . . . . 12

ARTICLE VI.
     EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII.
     REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII.
     RESPONSIBILITY AND AUTHORITY OF SERVICER. . . . . .. . . . . . . . 14

ARTICLE IX.
     LOCK-BOX ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE X.
     A. SERVICING DOCUMENTS AND RECORDS. . . . . . . . . . . . . . . . .15
     B. REPORTS AND CREDIT AGENCIES. . . . . . . . . . . . . . . . . . .15

ARTICLE XI.
     INDEMNIFICATION . . . . . . . . . . . . . . . . . .. . . . . . . . 16

ARTICLE XII.
     TERM AND TERMINATION. . . . . . . . . . . . . . . .. . . . . . . . 17

ARTICLE XIII.
     ARBITRATION AND ATTORNEYS' FEES . . . . . . . . . .. . . . . . . . 17

ARTICLE XIV.
     WAIVERS . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 17

ARTICLE XV.
     NOTICES . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 17
     ASSIGNABILITY . . . . . . . . . . . . . . . . . . .. . . . . . . . 17

ARTICLE XVII.
     FURTHER ASSURANCES. . . . . . . . . . . . . . . . .. . . . . . . . 17

ARTICLE XVIII.
     COUNTERPARTS. . . . . . . . . . . . . . . . . . . .. . . . . . . . 19

ARTICLE XIX.
     ENTIRE AGREEMENT; AMENDMENTS. . . . . . . . . . . .. . . . . . . . 19

ARTICLE XX.
     INSPECTION. . . . . . . . . . . . . . . . . . . . .. . . . . . . . 19

SCHEDULE A - SUMMARY OF SERVICES

I.   SERVICES. . . . . . . . . . . . . . . . . . . . . .. . . . . . . . 20
          A.  Contract Services - Collections. . . . . .. . . . . . . . 20
          B.  Contract Services - Customer Service . . .. . . . . . . . 23

II.  SPECIAL COLLECTION ACTIVITIES . . . . . . . . . . .. . . . . . . . 25
          A.  Repossession and Sale. . . . . . . . . . .. . . . . . . . 25
          B.  Bankruptcies . . . . . . . . . . . . . . .. . . . . . . . 26
          C.  Disability . . . . . . . . . . . . . . . .. . . . . . . . 26
          D.  Allotments . . . . . . . . . . . . . . . .. . . . . . . . 27
          E.  Skips. . . . . . . . . . . . . . . . . . .. . . . . . . . 27

III. CUSTODIAL DUTIES. . . . . . . . . . . . . . . . . .. . . . . . . . 27

IV.  FEE SCHEDULE. . . . . . . . . . . . . . . . . . . .. . . . . . . . 29
          A.  Loan Boarding and Custodial Fee. . . . . .. . . . . . . . 29
          B.  General Servicing. . . . . . . . . . . . .. . . . . . . . 29
          C.  Expense Reimbursement. . . . . . . . . . .. . . . . . . . 30
          D. Method of Payment . . . . . . . . . . . . .. . . . . . . . 30
          E. Deficiency Servicing. . . . . . . . . . . .. . . . . . . . 31

V.RESPONSIBILITY FOR INSURANCE POLICIES; PROCESSING OF
CLAIMS
     UNDER INSURANCE POLICIES; DAILY RECORDS AND REPORTS . . . . . . . .31

VI.   MONTHLY SERVICING CERTIFICATES . . . . . . . . . .. . . . . . . . 32

VII.  ANNUAL STATEMENT AS TO COMPLIANCE; ACCOUNTANTS' SERVICING REPORT. 33
VIII. PAYMENT IN FULL ON RECEIVABLE. . . . . . . .. . . . . . . . . . . 33

IX.  SUBSTITUTION OF COLLATERAL . . . . . . . . . . . .. . . . . . . .  34

SCHEDULE B - SERVICER MONTHLY ACTIVITY REPORT . . . . . . . . . . . . . 35

SCHEDULE C - REQUEST FOR RELEASE OF DOCUMENTS . . . . .. . . . . . . . .C-1

SCHEDULE D - RELEASE AND ASSIGNMENT PURSUANT TO SECTION IV.N. OF THE
             SERVICING AGREEMENT . . . . . . . .. . . . . . . . . . . . D-1




AMERICAN    LENDERS   FACILITIES, INC.


   MASTER   SERVICING   AGREEMENT


   This Master Servicing Agreement (the "Agreement") is entered into as of the 6th day of April, 1996 between American Lenders Facilities, Inc. (hereinafter referred to as "Servicer"),a California corporation and Aegis Consumer Finance,Inc., a Delaware corporation, its successors, and assigns (hereinafter collectively referred to as
"Company").


     RECITALS

          WHEREAS,  Servicer provides portfolio
management services, including collection assistance, loan administration and financial reporting to financial institutions in connection with Sales Contracts (as hereinafter defined); and

          WHEREAS, the Company and Servicer have
previously entered into agreements pursuant to which the Servicer provided services to the Company in accordance with the terms thereof dated February 28, 1994 and April
6, 1995 (collectively referred to as the "Prior
Agreements"); and

          WHEREAS, Company and its Affiliates are and will continue to become the owners of Sales Contracts;
and

          WHEREAS, Company desires to continue to avail itself of the services provided by Servicer on the terms provided herein with respect to Sales Contracts identified to the Servicer for servicing in accordance with the provisions hereof after the "Effective Date" (as hereinafter defined).

          NOW THEREFORE, in consideration of the
foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


ARTICLE I.
     DEFINITIONS

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     Approved Program. Shall mean, each package or pool of Receivables, whether held by Company, placed with a financial institution pursuant to a Warehouse Agreement or transferred to a Trust or Holder on a given date, which shall be considered a separate Approved Program;
provided, however, that Receivables accumulated under an Approved Program (whether under a Warehouse Agreement or otherwise) prior to sale to a Trust or Holder may be delivered to Servicer on a daily basis, and Servicer will thereupon service such Receivables pursuant hereto.


     Audit. Wherever used in this Agreement (and as applicable), audit shall define the scope of responsibilities of Servicer in overseeing the performance of any and all Sub-Servicers as outlined in Schedule A.

     Business Day. Any day other than Saturday, Sunday, a regularly scheduled holiday of Servicer, or a day on which banking institutions in California or New Jersey are authorized or required by law to close.

     Closing Holder Principal Balance. With respect to a Loan Receivable transferred to a Trust or Holder, the unpaid principal balance of that Receivable owed to the Holder at the time of such transfer.

     Closing Obligor Loan Balance. The unpaid principal balance (in the case of a contract written under the simple interest method of loan repayment) owed by the Obligor at the time that Loan Receivable became subject to this Agreement to the Company.

     Credit Agency. A recognized agency to which Servicer on behalf of the Company reports repayment delinquencies, repossessions and redemptions.

     Credit Enhancement.  Any policy of insurance
(including but not limited to: Skip, Confiscation, Physical Damage, Obligor Default, Credit Default,
Contingent Excess Liability, Residual Value Insurance,
Vendors Single Interest Physical Damage and GAP Auto
Protection) written by an Insurer for the purpose of providing loan repayment guarantees to Company, Trust or Holder.

     Custodian. The holder of all the documents or instruments delivered to the Servicer with respect to each Receivable.

     Dealer. Any licensed or franchised motor vehicle dealer from whom Receivables have been acquired by Company, either directly or through a financial institution or credit union which itself acquired
Receivables from a motor vehicle dealer.

     Depository Account. A remittance banking account into which daily collections from the Lock- box Account shall be deposited if required by any Purchase or loan and security agreement.

     Holder. As to any Receivable, the Person purchasing or lending against the security of such Receivable.

     Indirect Lender. As to any Receivable, the Person acquiring a Sales Contract from an approved Dealer.

     Insurer. Any insurance company which has issued insurance utilized in the Company's automobile receivables program.

     Lock-Box Account. A bank account or accounts, in the Company and Servicers name, into which Obligors, Servicer, Company and the Insurer (if applicable) shall be directed to deposit collections with respect to the Receivables.

     Obligor. An account debtor or any other person obligated under a Sales Contract to make payments on any Receivable.

     Person. Any natural person or any entity, including without limitation any trust, corporation, partnership, firm, government or government agency.

     Purchase Agreement. An agreement by which a Trust or Holder purchases Receivables from Company in an Approved Program.

     Remarketing Agent. An entity responsible for the disposition of a Vehicle after all Servicer functions have been completed.

     Receivable.  A Sales Contract Agreement that:

     a) complies with all applicable federal and state laws and legal requirements;

     b) was originated in connection with the sale of a Vehicle to a person or the Company or the financing or refinancing of such a Vehicle;

     c) represents a bona fide obligation of an Obligor and was executed in good faith by an Obligor and constitutes a legal, valid and binding payment obligation of such Obligor in accordance with its terms;

     d) has been purchased by Company from a Dealer or other Indirect Lender of Receivables or purchased by Company from any person in the regular course of Company's business;

     e) is secured by a valid and perfected first priority security interest in a Vehicle titled or registered in one of the states of the United States or the District of Columbia;

     f) provides that an Obligor shall make payment on such Sales Contract in United States dollars in substantially equal monthly installments;

     g) constitutes chattel paper as defined in the Uniform Commercial Code provisions regarding transactions in force in the jurisdiction whose law governs the perfection of Company's or a subsequent Holder's security interest in such Sales Contract; and falls within the confines of this Agreement;

     h) to the best of Company's knowledge, is one as to which the property which is the subject thereof has been delivered to an Obligor or a member of an Obligor's family, there are no exceptions, counterclaims or set-offs on the part of such Obligor against the amounts payable and there have been no representations or warranties made to such Obligor by the Dealer (if the Receivable was originated by a Dealer) not contained in the Sales Contract.

     Remaining Holder Principal Balance.  As to any Loan
Receivable, the Closing Holder Principal Balance throughout the entire remittance process thereof less the aggregate amount of principal payments, including all liquidation and Credit Enhancement proceeds received by the Servicer and remitted to a Trust or Holder to its final payoff pursuant to this Agreement.

     Remaining Obligor Loan Balance.  As to any Loan
Receivable, the Closing Obligor Loan Balance thereof less the aggregate amount of principal payments remitted by Obligor (in the case of a contract written under the simple interest method of loan repayment), or less the remaining unearned finance charge.

     Remittance Date. Shall be the fifteenth (15th) day of the calendar month immediately following a Remittance
Period (unless another date is agreed to in writing by both parties). If such day is not a Business Day, the Business Day next succeeding such agreed upon day.

     Remittance Period. Shall be the first day through, and including, the last day of the calendar month immediately preceding a Remittance Date.

     Reserve Account.   If required by a Purchase
Agreement, Warehouse Agreement or policy of insurance, a bank account in which Company deposits funds to be used for making payments due a Trust, Holder, Servicer and/or
Company.

     Sales Contract. A motor vehicle retail installment or conditional sales contract (comparable loan or other document) pursuant to which an Obligor has acquired or refinanced a Vehicle or used a Vehicle as security for a financing. A motor vehicle retail installment sales contract shall be deemed to include any motor vehicle owned by an Obligor under a loan program.

     Sub-Servicer. As used in this Agreement (and as applicable), that person performing the responsibilities outlined in Schedule A attached hereto.

     Trust. A grantor or other Trust established directly or indirectly by the Company which shall own receivables in connection with a securitization or other financing of all or a portion of a Company's loan portfolio.

     Vehicle. A new or used motor vehicle that was purchased pursuant to a Sales Contract and serves as collateral for a Receivable.

     Warehouse Agreement. An agreement with a bank or other financial institution to finance the acquisition and accumulation of Receivables pending their sale to a Trust or Holder.


ARTICLE II.
 NATURE AND SCOPE OF RELATIONSHIP

A. Company hereby engages Servicer and Servicer agrees to render to Company those services described in this Agreement and in the attached Schedule A. In performing its duties under this Agreement, Servicer shall report in writing solely to such officers or other employees of Company as Company may designate from time to time.
Nothing in this Agreement shall be construed as establishing an employment or agency relationship or a partnership or joint venture between Company, any third party contract purchaser and Servicer.

B. Neither Company, nor its Affiliates shall use or permit the use of Servicer's name or the names of any of Servicer's affiliates in any advertising or promotional material prepared by Company or on Company's behalf without the prior written consent of Servicer which consent shall not be unreasonably withheld; provided, for purposes of clarification, the Company shall be permitted to disclose Servicer's name and the relationship of Servicer to the Company to third party rating agencies, investors or parties to a securitization, and in any case where disclosure is required as a matter of law.


ARTICLE III.
     ADMINISTRATION AND SERVICING OF RECEIVABLES

A.   DUTIES OF SERVICER

     1. The Servicer, for the Company: (i) shall act prudently in accordance with customary and usual servicing procedures for other institutional servicers;
(ii) shall administer, maintain and service the Receivables in compliance with all applicable Federal and State laws and regulations governing the Servicer and the Receivables; and (iii) shall use and exercise that degree of skill and attention that is customary with other
Servicers in the industry that service Sales Contracts for themselves as well as others.

     2. The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Federal, State, or local governmental authorities on the Receivables, investigating delinquencies, sending payment books or monthly statements to Obligors, responding to inquiries by Obligors with respect to the Receivables and furnishing monthly statements to the Company with respect to distributions together with such additional information as may be reasonably requested by the Company.

     3.   The Servicer hereby agrees to act as a
custodian for all the documents or instruments delivered to the Servicer with respect to each Receivable, and any and all other documents that Servicer receives, creates, generates, or otherwise possesses which relate to a Receivable, an Obligor or Vehicle; provided, however, that the original of the Motor Vehicle Installment Sale
Contract and the original certificate of title or such other documents evidencing the securities interest of any trust in the financed vehicle and any other documents designated by the Company to be held by an independent custodian shall, at the request of the Company, be delivered to such independent custodian. The Servicer shall maintain in its files copies, computer records or originals of each of the following documents with respect to each receivable on the financed vehicle related thereto:

               (i)  Application of the Obligor for
Credit;
               (ii) A copy of the Retail Installment Sale
Contract and any amendments thereto;
               (iii)     A copy of a Certificate of Title
with a lien notation or an application therefor;
               (iv) Such other documents as the Servicer may reasonably request in order to accomplish its duties under this Servicing Agreement.

          Items (i), (ii), (iii) and (iv) shall be referred to collectively as the "Servicer Files".

     4. Servicer shall establish a physical file for each Receivable, which shall contain the Servicer Files, as well as copies of all reports developed by or information received by Servicer with respect to the Receivable.

          a.   In its capacity as custodian of such
files, Servicer shall hold the Servicer Files and all related files and documents on behalf of the Company, Holder or a Trust designated by the Company, and maintain such accurate and complete accounts, records, and computer systems pertaining to the Receivables using reasonable care and that degree of skill and attention with respect to the Receivables and the files and documents as is customary with other companies in the industry that service motor vehicle installment sales contracts for themselves as well as for others.

          b. The Servicer shall keep satisfactory books and records pertaining to each Receivable and shall make periodic reports in accordance with this Servicing
Agreement. Such records may not be destroyed or otherwise disposed of except as permitted by the Company and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any Receivable shall remain at all times the property of the Company, Holder or the Trust designated by the Company. The Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Servicing
Agreement. When Servicer is acting in its capacity as Custodian, the Servicer shall bear the entire cost of restoration in the event any Loan Documents (as defined below) shall become damaged, lost or destroyed.

     5. Servicer shall make available to the Holder, Trustee of any Trust as applicable, and the Company, or their duly authorized representatives, attorneys, or auditors, the Servicer Files and any related accounts, records, and computer systems maintained by the Servicer, they shall reasonably instruct, but without disrupting
Servicer's operations. Without otherwise limiting the scope of the examination, the Holder, Trustee or the Company may, upon at least two (2) Business Days' prior notice and at its own expense, using generally accepted audit procedures, verify the status of each Receivable and review the Loan Documents and records relating thereto for compliance with the standards represented to exist as to each Receivable in this Servicing Agreement.
Nothing herein shall require the Holder, Trustee or the Company to conduct any inspection pursuant to this Section.

     6. Unless otherwise specified herein, the Servicer shall maintain physical possession, or computerized records, of good and legible copies of the Servicer Files received by it; such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing; and, all other instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computerized data files) that are required to document or service any Receivable.
Collectively, all of documents described in this paragraph 6 with respect to a Receivable are referred to as "Loan Documents." The Servicer shall hold all Loan
Documents in trust for the benefit of the Company, Holder and those Trusts designated by the Company; all Loan
Documents shall remain the property of the Company, Holder or those Trusts designated by the Company. The
Servicer shall respond to all third party inquiries concerning ownership of the Receivables.

     7. Upon the written consent of the Company, the Servicer may employ or otherwise utilize subservicers and enter into "subservicing agreements in carrying out its duties and obligations under this Servicing Agreement.

     8.   If the Servicer shall commence a legal
proceeding on behalf of the Company to enforce a Receivable the Company shall there upon be deemed to have automatically assigned such Receivable to the Servicer which assignment shall be solely for the purpose of collection. The Company shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

     9. Servicer shall attempt to contact each Obligor within five (5) days of boarding a Receivable into Company's PRIM system and shall verify:

               (i)  the Obligor's home address, home
phone number, as well as employer name, address and phone number;

               (ii)  the vehicle's make, model, year,
contents, state of registry and license plate number.

     10. Within five (5) business days after Servicer has electronically boarded the Receivable into Servicer's system, Servicer shall attempt to contact the Obligor and shall ensure and otherwise verify:

               (i) whether the Obligor has been
instructed (A) as to when the first payment is due and
(B) where the first payment is to be made pursuant to the Sales Contract executed by the Obligor;

               (ii)  whether the Obligor is prepared to
make the first payment due under the Obligor's Sales
Contract;

               (iii)  whether the Obligor has been
instructed as to the correct process for successive payments;

               (iv)  that the information obtained
pursuant to Article III, Section A, paragraph 6(i) above is true and accurate;

               (v)  whether the due date on the Obligor's
payment schedule is immediately following the date the Obligor's employment paycheck is received;

               (vi)  that all dates and figures contained
in the Contract are true and accurate;

               (vii) and inform the Obligor that the
Obligor shall receive a Welcome Letter informing them that the Servicer is collecting for the Company; and

               (viii) whether the Obligor is satisfied
with the motor vehicle and the dealership from which the Obligor purchased the vehicle.

     11. If a vehicle is reported or discovered to be stolen or damaged, Servicer shall coordinate matters with the primary insurance agent, the Obligor, and Company. If a vehicle is reported or discovered to be damaged beyond repair, Servicer shall coordinate matters with the primary insurance agent and the Obligor.
Servicer shall administer all insurance claims and rebates. Upon notification of the disability of the Obligor, Servicer's collection manager shall file any necessary insurance claims and coordinate and process insurance payments. Servicer shall be responsible for the collection of any outstanding or remaining delinquency.

     12. Servicer shall pursue skips for 120 days prior to the VSI filing at which time the Obligor's account shall be submitted to the Servicer's claims manager who shall file the claim before the account becomes 150 days delinquent.

     13. Servicer shall administer all matters relating to any Obligor's bankruptcy, including all legal filings and responses as outlined in Schedule A herein;

     14. Upon notice to either Company or Servicer of the death of an Obligor, the Obligor's account shall be transferred to the Servicer's collection manager who shall be responsible for either (i) the repossession or
(ii) insurance administration relating to that Receivable.

     15. Servicer shall process Obligor accounts for which the Obligor fails to make a payment on the applicable payment due date (a "Delinquency") on the following basis:

               (i)  commencing on the first business day
on which an Obligor is delinquent by more than four (4) days, Servicer shall, at Servicer's discretion, either
(A) phone the Obligor, (B) if no contact is made after phoning the Obligor, send a letter to the Obligor asking the Obligor to immediately contact Servicer, or (C) order a field call by an outside agency to the Obligor; and

               (ii)  in those cases where Servicer
contacts the Obligor, Servicer shall inform Obligor that payment on Obligor's account may be made (A) by quick collect, (B) by bank wire, (C) by overnight delivery or
(D) by normal payment.

     16. When a determination is made by Servicer's collection manager to repossess a vehicle, the Servicer's collection manager shall turn over the account to the assignment and reinstatement manager for assignment by the Servicer to a repossession agency. Upon authorization for repossession to Servicer by Company, Servicer shall commence those activities enumerated in Schedule A,
Section II herein. Servicer shall continue to track and monitor the repossession process with the repossession agent until the vehicle is physically repossessed.
Company shall inform Servicer's NOI processor whether reinstatement shall be permitted on a repossessed vehicle. If the Obligor contacts Servicer during the NOI period, Servicer shall request the Obligor to maintain physical damage insurance. After the vehicle is repossessed, Servicer shall coordinate and handle all repossession and liquidation related matters as outlined in Schedule A herein. If the Receivable is reinstated and brought current, all collection activities relating to the Receivable and enumerated in Article III, Section A, paragraphs 6 through 12 herein, shall revert back to Servicer.

     17. Servicer shall promptly notify Company of all collection processes implemented by Servicer or modification of collection processes implemented by Servicer.

     18. The Servicer, in accordance with its customary servicing procedures, shall use its best efforts to ensure that each Obligor maintains physical damage insurance covering the Financed Vehicle throughout the term of the Receivable.

     19. In the event of any physical loss or damage to a Financed Vehicle from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. However, the Servicer shall comply with the provisions of any insurance policy or policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

     20. The Servicer will administer the filings of claims under the VSI Insurance Policy and the Risk
Default Insurance Policy as provided for in Schedule A,
Section B, paragraph 2(b) hereof.

     21. Servicer shall be authorized and empowered by Company to execute and deliver, on behalf of itself or Company, any and all instruments of satisfaction or cancellation, for a partial or full release or discharge and all other comparable instruments, with respect to the
          Receivables or the Vehicles.

     22. Servicer shall make available to the Company, or its duly authorized representative, attorneys, or auditors, the Receivable files and any related accounts, records, and computer systems maintained by the Servicer, at such times as the Company shall reasonably instruct, but without disrupting Servicer's operations.

     23.  In the event that Servicer's duties under
Article III, Section A, paragraphs 9 and 10 herein, impose upon the Servicer more responsibilities and/or duties (the "Extra Servicing") than were previously contracted for in the Prior Agreements, and if the Servicer should have to perform these duties due to the removal of the Company as a subcontractor under that certain subcontracting agreement (the "Subcontracting
Agreement") executed as of even date with the Agreement, the Company and Servicer shall negotiate in good faith to determine Servicer's reasonable compensation for performing the Extra Servicing.

B.   MAINTENANCE AND RECORDS

     1. The Servicer shall maintain accounts, books and records as to each Receivable accurately and in sufficient detail to permit: (i) The reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each); (ii) Reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time owing in respect of such Receivable. Additionally, the Servicer shall maintain computer records in an agreed upon electronic format which allows the Company, Trust or Holder to receive all information relating to the Obligor and Holder Balance belonging to the Company, Trust or Holder both in the master file, transactional file and repo file through its entire remittance period and final disposition process;
such information shall be provided to Company, Trust or Holder upon request. The Servicer shall not acquire any property rights with respect to such accounts, books and records, and shall not have the right to possession of them except as subject to the conditions stated in this Agreement. The Servicer shall bear the entire cost of restoration in the event any of the accounts, books or records shall become damaged, lost or destroyed.

     2. To the extent that such records are maintained on a computer system, the Servicer shall also maintain such computer system so that the Servicer's master computer records (including archives) that shall refer to each Receivable indicate that such Receivable is owned by the Company, Trust or Holder.

     3. Such physical and electronic accounts and records shall be kept only for as long as Servicer is servicing the Receivables for Company. Servicer shall maintain separate accounts and records for Sales
Contracts. At such time as Servicer is no longer servicing the Receivables for the Company, Servicer will transfer physical accounts and records to the Company or its designated storage facility, upon Company's request.
All electronic accounts and records shall be transferred to the Company's facility located at 6700 Antioch, Suite
400, Shawnee, Kansas, 66204.

C.   MAINTENANCE OF SECURITY INTEREST

     The Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the respective Financed Vehicle.
The Company hereby authorizes the Servicer and hereby agrees to take such steps (at Company's expense), as are necessary to re- perfect such security interest on behalf of the Company in the event such re-perfection is necessary or advisable for any reason.

 D.  COLLECTION OF RECEIVABLE PAYMENTS

     1. The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due.

     2. In addition, the Servicer, on behalf of the Company, shall use its best efforts to repossess or otherwise recover the Vehicle securing any Receivable as to which the Servicer shall have determined, after consultation with the Company, that eventual payment in full is unlikely and such repossession or recovery is permitted under the terms of the Receivable and any applicable law. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating the Vehicle into cash proceeds.

     3. Subject to the provisions of paragraph III(A) above, the Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Vehicle shall have suffered damage, the Servicer shall not expend funds except at the direction of the Company, in connection with the repair or the repossession of such Vehicle unless the Servicer shall determine in its discretion that such repair and/or repossession will increase the liquidation proceeds or insurance proceeds by an amount greater than the amount of such expenses.


                                ARTICLE IV.
             FIDELITY BOND AND ERRORS AND OMISSIONS
INSURANCE

The Servicer shall maintain, at its own expense, (i) an errors and omissions insurance policy and (ii) a blanket fidelity bond, in each case with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional motor vehicle installment sales contract servicers. No provision of this Article IV. requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective
Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Servicer.
The Servicer shall cause each and every subservicer for it to maintain a policy of insurance covering errors and omissions which would meet such requirements. Upon request of the Company, Trust or Holder, the Servicer shall cause to be delivered to the Company, Trust or Holder a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the Company, Trust, Holder or each Rating Agency.


                                ARTICLE V.
                      REPRESENTATIONS AND WARRANTIES

A.   REPRESENTATIONS AND WARRANTIES OF SERVICER

     1. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

     2. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings of Servicer; this Agreement has been duly and validly executed and delivered by Servicer; and, assuming due authorization, execution and delivery by Company, this Agreement is a valid and legally binding agreement of Servicer enforceable in accordance with its terms.

     3. The execution and delivery of this Agreement by Servicer hereunder and the compliance by Servicer with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which Servicer is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the Certificate of Incorporation or by-laws of Servicer.

     4. During the term of this Agreement, Servicer will maintain fire and theft, general liability, business interruption and employee fidelity insurance coverage in such amounts and upon such terms as shall be customary given the nature and extent of Servicer's business activities.

B.   REPRESENTATIONS AND WARRANTIES OF COMPANY

     1. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Company has all licenses, approvals and consents to conduct its business as contemplated by this Agreement.

     2. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings of Company; this Agreement has been duly and validly executed and delivered by Company; and, assuming due authorization, execution and delivery by Servicer, this Agreement is a valid and legally binding agreement of Company enforceable in accordance with its terms.

     3.   Company is a member in good standing of TRW
Credit Data and shall in its best efforts maintain such membership throughout the term of this Agreement.

     4. The execution and delivery of this Agreement by Company hereunder and the compliance by Company with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which Company is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the Certificate of Incorporation or by-laws of Company.

     5.   Company warrants that Company is duly
authorized to enter into the arrangements contemplated hereby with respect to the applicable contracts, including those provisions contained herein which contemplate that Company will make decisions that may affect a third party purchaser's rights under any given
Sales Contract .




                                ARTICLE VI.
                             EVENTS OF DEFAULT

A. If any one of the following events ("Events of Default") shall occur and be continuing:

     1. Any failure by the Servicer to deliver to the Company any proceeds or payment required to be so delivered under the terms of the Agreement that shall continue unremedied for a period of two (2) business days after receipt of written notice to the Servicer by the Company; or

     2. Failure on the part of the Servicer to observe or to perform in any material respect any other covenants or agreements set forth in this Agreement, which failure shall adversely effect the rights of the Company and continue unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been received by the Servicer; or

     3. The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee, or liquidator for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

     4. The consent by the Servicer to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer and involving substantially all of its property; or

     5.   The Servicer shall admit in writing its
inability to pay its debts generally as they become due, file a petition of any applicable bankruptcy, insolvency, or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     then, and in each and every case and so long as an Event of Default described above shall not have been remedied, the Company may terminate all of the rights and obligations of the Servicer under this Agreement.

B. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, with respect to the Receivables or otherwise, shall pass to and be vested in the Company or in any successor Servicer to be appointed by the Company and the Company is hereby authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts with things necessary to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable files, or otherwise.

C. The Servicer shall cooperate with the Company in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Company or any successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer or shall have been deposited by the Servicer in any account or that shall thereafter be received by the Servicer with respect to a Receivable.

D. The Company or the successor Servicer appointed by the Company shall be successor in all respects to the Servicer in its capacity as Servicer and Custodian under this Agreement. Servicer shall be entitled to receive all servicing fees and recovery of all costs up to the date of the transfer of all functions referenced under this Agreement.


                               ARTICLE VII.
                                 REMEDIES

In addition to the indemnification rights contained in
Section XI, and the right to terminate contained in
Section XII, Servicer agrees that upon the happening of any Event of Default (as defined in this Agreement and/or Schedule A), the Company may avail itself of any other relief to which the Company may be legally or equitably entitled, subject only to the provision of
Section XIII of this Agreement.


                               ARTICLE VIII.
                 RESPONSIBILITY AND AUTHORITY OF SERVICER

A. Servicer shall have the full power and authority, acting alone and without the consent of Company, to do any and all things in connection with such servicing and administration that it may deem reasonably necessary or desirable, including but not limited to the right to subcontract any of its duties hereunder, to collect the account, to disburse the proceeds and to protect the interests of the Company, Trust or Holder in the Receivables.

B. The Company authorizes the Servicer to communicate with third parties and the Obligor in the name of the Company as necessary and proper to perform the services anticipated by this Agreement.

C.   Upon the execution and delivery of this Agreement,
Company shall revocably appoint the    Servicer, and the
Servicer shall accept such appointment, to act for the Company as Custodian.


                                ARTICLE IX.
                             LOCK-BOX ACCOUNT

Servicer shall establish, control and maintain the Lock-Box Account and related bank accounts and shall collect and hold in trust (for the benefit of Company, Trust or Holder) in such accounts all funds received on account of the Obligor (other than Purchased
Receivables), all Liquidation Proceeds, Insurance
Proceeds and other Recoveries, all as collected during the Collection Period in respect of a Receivable being serviced by the Servicer, shall be remitted to the Lock-Box Account as soon as practicable, but in no event later than the close of business on the Business Day after receipt thereof by the Servicer. Company shall be responsible for all charges, and shall be entitled to receive all interest earned on amounts in the Lock-Box
Account and related bank accounts. All Lock-Box and related accounts shall be in a financial institution selected by Company. Company agrees that Servicer shall bear no liability for any losses that occur as a result of the failure or closure of the financial institution selected by Company.


                                ARTICLE X.
                           DOCUMENTS AND RECORDS

A.   SERVICING DOCUMENTS AND RECORDS

     1. All documents with respect to an Obligor account and delivered to Servicer hereunder will be held in trust and kept safely by Servicer as delivered.

     2. Servicer shall hold in trust and keep safely for the benefit of Company, Trust or Holder the computer records relating to the Obligor accounts and the proceeds thereof.

     3.   If required by Company, Trust or Holder,
Company shall retain an independent public accounting firm to audit the applicable Obligor accounts on the basis and scope of audit directed by Company, Trust or Holder, as the case may be. All fees and expenses of such firm shall be borne by Company, Trust or Holder, as the case may be.

     4. The Servicer will furnish copies of any audit reports prepared for the Servicer (either internal or otherwise) with respect to the Receivables to the Company, Trust or Holder promptly upon the receipt thereof by Servicer.

     5. All data, documents and information held by Servicer on behalf of Company, Trust or Holder shall be held in confidence and not used or disclosed for any purpose other than as contemplated by this Agreement or as required by law.

     6. Servicer shall provide the Company, Trust, and Holder or their designee(s) access to Servicer's facility but only upon reasonable request and during normal business hours and to the extent that such access would not significantly disrupt the orderly conduct of business at such facility.

     7. If the Company, Trust or Holder exercises its right to gain access to Servicer's facility pursuant to ArticleX paragraph 6, then it shall reimburse Servicer for the costs of any extraordinary expenses in connection with Servicer providing such access, including but not limited to photocopying, telephone calls, keys and parking.

     8.   Company shall cause such Sales Contract
documentation, as Servicer indicates is necessary for Servicer to perform the Services, to be delivered to Servicer.

     9. Servicer shall upon the Company's request, deliver to Company as of the closing date of a securitization, a report concerning the receivables involved in said securitization, detailing the amount of interest owed by an Obligor to the Company, and the amount of interest collected by Servicer from an Obligor on behalf of the Company (the "Sellers Interest Report") as of a specified date set by Company, within reason.
Servicer shall provide an updated Sellers Interest Report on the first business day of the third month following the closing date of a securitization.

     10.  Servicer shall perform electronic file
transfers to back-up servicers each Friday.

B.   REPORTS AND CREDIT AGENCIES

     1. In addition to its normal reporting, Servicer shall also furnish the Company, Trust or Holder upon request, with such additional information underlying the data in the aforesaid reports as may be reasonably pertinent to Company's needs and that can be generated by Servicer's existing data processing system without undue effort or expense. The reports required by this Agreement shall be in a form acceptable to the Company and Trust.

     2. Company understands that all transactions with respect to an Obligor account will be reported by one or more Credit Agencies as required by contract and by law.
Company and Servicer will comply with all Credit Agency agreements.

     3.   Servicer shall notify one or more Credit
Agencies as required by contract and by law, of any change in a deficiency balance of an Obligor's account upon Company's notification to Servicer of same.


                                ARTICLE XI.
                              INDEMNIFICATION

A. The Servicer agrees to indemnify the Company, their respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Company, as the case may be, may sustain in any way related to failure of the Servicer to perform its duties and service the Receivables in compliance with the terms of this Servicing Agreement. The Servicer shall immediately notify the Company if a claim is made by a third party with respect to this Servicing Agreement or the Receivables, assume (with the consent of Company) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Company in respect of such claim. The Company shall indemnify the Servicer against, and holds Servicer harmless from, any and all other claims and damages relating to this Agreement, provided that prompt written notice of any such claim or damage (when known by Servicer) is given to Company. This right to indemnification shall survive the termination of this Servicing Agreement.

B. Company shall be entitled to assume the complete control of the defense or settlement of any such claim at Company's expense. Servicer shall not settle or compromise any such claim without Company's prior written consent unless Company has not agreed to assume the complete control of the defense or settlement thereof.



                               ARTICLE XII.
                           TERM AND TERMINATION

A. The term of this Agreement shall be for one (1) year from the date of signing of this Agreement. Company shall have the option, exercisable at any time prior to thirty (30) days from the expiration of the initial term of this Agreement, to renew this Agreement for subsequent terms with each such subsequent term running one (1) year.

B. Servicer or Company shall have the right to terminate this Agreement (but not the servicing of any Obligor Accounts being serviced under the original or any subsequent term, unless the Company exercises its right to transfer the servicing of its portfolio or any portion thereof as provided for in Article XII, paragraph D herein) upon ninety (90) days written notice sent by overnight mail. For tolling purposes the date of notice shall be the date the non-moving party receives written notice of the moving parties intent to either terminate the Agreement or in the case of Aegis (as the moving party), to transfer the servicing of its portfolio or any portion thereof as more particularly described in Article
XII, paragraph D.

C. Notwithstanding the expiration or earlier termination of this Agreement, Servicer agrees to service all Obligor accounts for their full term and until their expiration or early termination.

D. In the event the Company elects to transfer the servicing of its portfolio or any portion thereof, Company shall notify Servicer of its intent to transfer pursuant to Article XII B. On the first day following
Company's effective notice to Servicer of its intent to move servicing, the Servicer shall have thirty (30) calendar days (the "Interim Period") to complete the transfer of all servicing to the Company or its designee.

E. During the Interim Period, the Servicer shall continue to service the loans and/or leases under the Agreement and will promptly provide Company, its designee or any successor servicer, and/or sub-servicer all written documents and records as requested and, without limitation, all electronic records or reproductions pertaining to Company's assets or information thereof on a daily basis.

F. The Servicer shall transfer to the Company or its designee during the Interim Period with all diligence, all amounts which should have been deposited in collection accounts by Servicer or which are thereafter received by Servicer.

G.   Upon termination of the Interim Period (the
"Termination Date") which shall coincide with the termination of Servicer's rights and obligations under this Agreement (except for those rights, warranties and remedies intended to survive this Agreement or any amendments thereto), the Company or its designee will have received from Servicer all account files and related documents, computer tapes which contain all data electronically boarded and accumulated with respect to each loan on its systems, and statements current as of that day held by the Servicer on behalf of the Company, Holder, and Trust, in furtherance to this or any prior
Agreement between the Company and Servicer; and Servicer will:

     i. deliver to Company or its designee a full accounting of all funds, including a statement showing monthly payments collected and a statement of moneys held in any account or trust by it for payments or charges with respect to the loans or leases;

     ii. execute and deliver such instruments and have performed all acts requested in order to effect the orderly and efficient transfer of loan and lease servicing to the Company or its designee and to more fully and definitively affect vesting and transfer of authorities to Company or its designee in dealings with any third party vendor having business with or activity with the loans and leases of the Company being serviced
(including but not limited to supplying the Company or its designee with the names, addresses, contact persons, account numbers, phone numbers and fax numbers of any subcontractors or third party vendors); and

     iii. fully vest all rights, powers and duties, responsibilities, obligations and liabilities of Servicer under this Agreement with the Company or its designee.

H. In the event of termination, the Company or its designated servicer is fully authorized and empowered to execute and deliver on behalf of the Servicer any and all documents and other instruments and to do or cause to be done all other acts or things necessary and appropriate to effect the purposes of any such notice of termination, including but not limited to the transfer and endorsement or assignment of any loans or leases originated by the Company.

I. Upon the completion of the transfer of servicing from Servicer to Company or its designee, Company shall pay to Servicer five (5) dollars for each receivable transferred.


                               ARTICLE XIII.
                      ARBITRATION AND ATTORNEYS' FEES

A. It is understood that this Agreement is made in good faith and should there arise, from any unforeseen cause, a difference of opinion or of interpretation of this Agreement which cannot be settled amicably between Company and Servicer, such difference or interpretations shall be submitted to a decision of a board of arbitration.

B. The aforementioned board of arbitration shall be composed of two (2) arbitrators and an umpire meeting in Irvine, California, unless otherwise agreed to by Company and Servicer.

C.   1.   The members of the board of arbitration shall
be active or retired disinterested officials of insurance companies or financial institutions. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty
(30) days after being requested to do so by the claimant, the latter shall also appoint the second arbitrator.

     2. If the two arbitrators fail to agree upon the appointment of an umpire within two (2) weeks after their nominations, each of them shall name three (3), of whom the other shall decline two (2) and the decision shall be made by drawing lots. The claimant shall submit its initial brief within twenty (20) days from appointment of the umpire. The respondent shall submit its brief within twenty (20) days thereafter, and the claimant may submit a reply brief within ten (10) days after filing of the respondent's brief.

D.   1.   The board shall make an award with regard to
the custom and usage of the business contemplated by this Agreement. The board shall issue its award in writing based upon a hearing at which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed.

     2.   The board shall make its award within thirty
(30) days following the termination of the hearing unless the parties consent to an extension. A decision by the majority of the members of the board shall become the award of the board and shall be final and binding upon all parties to the proceeding. Either party may apply to the United States District Court, Los Angeles,
California, for an order confirming the award. If such an order is issued, the attorneys' fees of the party so applying and the court cost will be paid by the party against whom confirmation is sought.

E. Each party shall bear the expense of its arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceeding (including attorneys' fees of the parties) shall be allocated by the board in its award.


                               ARTICLE XIV.
                                  WAIVERS

No failure or delay on the part of Servicer or Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy, except by a written instrument signed by the party to be charged or as otherwise expressly provided herein.


                                ARTICLE XV.
                                  NOTICES

Except as otherwise provided herein, all notices, requests, consents, demands and other communications given hereunder shall be in writing. All notices of whatever kind shall be either personally delivered or sent by telecopy or other form of rapid transmission and confirmed by United States mail, properly addressed and with full postage prepaid, addressed as follows:

     To Servicer:   American Lenders Facilities,Inc.
                    2600 Michaelson Blvd.
                    Suite 470
                    Irvine, CA 92715
                    Attn: C. Joseph Bruno, President, CEO
                    Telecopy No. (714) 955-7074

     To Company:    Aegis Consumer Finance, Inc.
                    525 Washington Blvd.
                    Jersey City, New Jersey  07310
                    Attn: Joseph F. Battiato, President

                    Telecopy No. (201) 418-7339

or to such other address as such party shall have specified in writing in the manner set forth above.


                               ARTICLE XVI.
                               ASSIGNABILITY

Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party. Nothing in this Agreement is intended to confer, expressly or by implication, upon any Person other than Company and Servicer any rights or remedies under or by reason of this Agreement.


                               ARTICLE XVII.
                            FURTHER ASSURANCES

Each party agrees, if reasonably requested by the other party, to execute and deliver such additional documents or instruments and take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement.


                              ARTICLE XVIII.
                                COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.


                               ARTICLE XIX.
                       ENTIRE AGREEMENT; AMENDMENTS

This Agreement, including the Schedules attached hereto and the documents referred to herein, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior understandings, negotiations, commitments and writings with respect thereto. This Agreement may not be modified, changed or supplemented except upon the express written consent of both of the parties hereto. In the event of any conflict between this Agreement and a Schedule hereto, the Schedule shall govern.


                                ARTICLE XX.
                                INSPECTION

Either party or its designated agents may, during ordinary business hours and after reasonable notice, inspect, audit, check and make abstracts from the other party's books, accounts, records and other papers directly pertaining to the subject matter of this Agreement or Schedule A hereto. All costs and expenses of such activities shall be borne by the inspecting party. The other party shall reasonably facilitate any such inspection.


       This Agreement shall be governed by and construed in accordance with the laws of the State of California.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


SERVICER:
AMERICAN LENDERS FACILITIES, INC.

Attest


______________________
By:       C. Joseph Bruno
Title:    President, CEO



COMPANY:

Attest


______________________
By:       Joseph F. Battiato
Title:    President


       Servicer and Company agree that neither the Servicer nor the Company will at any time, without the written consent of the other party, disclose to anyone nor permit anyone under either parties direction to disclose to anyone not properly entitled to disclosure, any information contained in or relating to this Agreement. For purposes of this Agreement, persons properly entitled to such information shall be only employees and agents of employer and such other persons as are legally entitled to such information.




SCHEDULE A - SUMMARY OF SERVICES

I.     SERVICES

  A.   CONTRACT SERVICES - COLLECTIONS:

       1. Promptly following the execution of this Agreement, Servicer shall establish a Lock-box Account in both the Company's and Lender's name, at First Interstate
Bank of California, N.A., subject to future change at the discretion of the Company.

            a.   The Servicer shall maintain the Lock-Box
Account and shall collect and hold in trust (for the benefit of the Company, Trust or Holder) in such account all funds received on account of the Obligors until such funds are transferred to the Company, Trust or Holder in accordance with their instructions. On a daily basis the posted balance (in excess of $2,000) related to the Receivables in the Lock-Box Account shall be transferred by wire transfer to the Company, Trust, Holder or its designee.

            b.   Such funds shall not be commingled with
the funds of any other person; provided that there may be deposited in the Lock-Box Account moneys collected on other motor vehicle installment sales contracts originated by Aegis Finance and its affiliates. The
Servicer shall be responsible for all charges with respect to the Lock-Box Account and, insofar as such charges relate to the Receivables, shall be reimbursed in accordance with the instructions set forth in the Monthly
Servicer Certificate. The Servicer shall provide written notice to, the Company, Trust, and Holder or its designee
(respectively), of the location and account number of the Lock-Box Accounts promptly after establishing or changing the same.

            c.   First Interstate Bank of California,
N.A. will serve as the initial Lock-Box Account
Depository with respect to the Receivables. The Servicer shall provide thirty (30) days' prior notice to the Company, Trust and Holder of its appointment of a successor Lock-Box Account Depository, which such successor Lock-Box Account Depository shall be an eligible institution agreed to by Company.

            d.   The Servicer shall deposit into the
Lock-Box Account all amounts (including late payments) remitted by Obligors to the Servicer under the terms of the Receivables within one (1) Business Day after receipt thereof. The Servicer shall provide the Lock-Box Account
Depository with a report providing instructions related to distributions of funds from the Lock-Box Account to the Collection Account.

            e.   The Servicer shall deposit in the
Collection Account the aggregate purchase amount with respect to Purchased Receivables. All such deposits shall be made in Automated Clearinghouse Corporation next-day funds or immediately available funds, on the Business Day following receipt thereof.

       2. Within two business days that a Receivable is entered into Servicer's computer system, Servicer shall send each Obligor a "Welcome Letter" in a form agreeable to both Servicer and Company, which will advise the Obligor of the payment procedures and such further information as the parties deem appropriate.

       3. Servicer shall be responsible for the mailing of payment coupon books or monthly statements as directed by the Company. Payment books shall contain coupons in sufficient quantity to allow Obligor to enclose a coupon with each scheduled payment per the terms of the related contract. Each payment coupon book may contain up to 36 coupons.

       4. Servicer shall process Obligor accounts for which the Obligor fails to make a payment on the applicable payment due date (a "Delinquency") on the following basis:

            a.   Commencing on the first business day on
which an Obligor is delinquent by more than ten (10) days, Servicer shall, at the Servicer's discretion, either (1) phone the Obligor; (2) if no contact is made after phoning the Obligor, may send a letter to the Obligor asking the Obligor to immediately contact the Servicer; or (3) order a field call by an outside agency to the Obligor.

            b.   Servicer shall request Company's
authorization to repossess an Obligor's Vehicle at any time after an Obligor is delinquent and Servicer has satisfactory reason to believe that Obligor will not pay.
However, such authorization will be deemed waived if Servicer cannot obtain authorization, provided the Servicer has determined that any delay would impede the Servicer's ability to secure the Vehicle. Servicer shall supply a report of any Vehicle it repossesses and events leading to such actions.

            c.   If an Obligor requests a change to his
normal monthly due date (a "Due Date Change"), Servicer shall have the right to grant such Due Date Change;
however, no Due Date Change shall be granted beyond the currently due payment.

            d.   Except as otherwise provided in this
agreement, if an Obligor has been delinquent for more than thirty-five (35) days, Servicer shall request
Company's authorization to repossess pursuant to Section
I-A-4.b of this Schedule A.

            e.   Servicer shall grant a Loan Extension
only to those Obligors who have made at least six (6) regularly scheduled payments; and in no case shall more than one Loan Extension per year and/or three (3) Loan
Extensions per loan term be granted to any one Obligor or in no case more than allowed by an insurer.

            f.   Loan Extensions other than as provided
for herein shall require the Company's approval. In no event shall Servicer permit more Loan Extensions than permitted by a Credit Enhancement Insurer.



  B.   CONTRACT SERVICES - CUSTOMER SERVICE:

       1. If Servicer receives written or oral notice from an Obligor of such Obligor's refusal to make payments on the Obligor's account, Servicer shall enter such notice into its computer records.

       2.   Within the provisions of the General
Servicing Fee contained in the Fee Schedule, Servicer shall perform the following insurance functions with respect to a Receivable and will comply with all necessary operating and claims filing procedures (which may be modified by the insurance company from time to time and by mutual consent of the Company and the Servicer) pursuant to each Credit Enhancement:

            a.   With respect to the Company's Credit
Default Insurance Policy ("Credit Default"), Servicer shall:

                 (1)  Initial Notice of Loss to be filed
within 45 days of Date of Loss (which shall mean for purposes of this Section only, the earlier of the repossession date or last pay to date plus ninety (90)
days);

                 (2)  Forward a completed claim form for
liquidation of a Vehicle and evidence of loss to AESIC or Lee & Mason Financial Services, Inc. (depending upon which policy is applicable in each case) within the required time frame as prescribed by the applicable policy, but in no event longer than ninety (90) days of Date of Loss;

                 (3)  Maintain claim data components;

                 (4)  Calculate the claim amount;

                 (5)  Prepare a correct and complete
claim form; and

                 (6)  Submit claim form to either AESIC,
Dixie Terminal B Building South, Suite  300, 49 East
Fourth Street, Cincinnati, Ohio, 45202- 3803 or, Lee &
Mason Financial Services, Inc., Box 270, Northville, NY,
12134-270, (518) 863-4311 or (518) 863-6963, depending
upon which policy is applicable in each case.

            b.   With respect to the Company's Vender's
Single Interest Policy (the "VSI Policy"), Servicer shall:

  (1) If appropriate, prior to liquidation and within ninety
(90) days of Date of Loss, file an Initial Notice of Loss which shall mean the following for purposes of this Section only:

  (A)  For Physical Damage, the date of repossession;
  (B) For Instrument Non-Filing Insurance, the date of filing of a superior lien;

  (C)  For a Skip, the date of the first delinquency plus 150 days; and

  (D)  For a Repossession, the date the damage occurred.

  (2)  Maintain physical and electronic information;

  (3)  Calculate the claim amount;

  (4)  Prepare physical and electronic information and complete claim form;
       and

  (5) In the case of a claim dispute, select an independent appraiser and file an appraisal report within thirty (30) days of initial claim filing rejection

  c. With respect to the Company's Gap Insurance Policy (the "Gap Policy"), Servicer shall:

       (1) Initial Notice of Loss within sixty (60) days of Date of Loss which shall mean for purposes of this Section only, the repossession date;

       (2)   Maintain claim data components; and

       (3)   Calculate the claim amount

       (4) prepare a correct and complete claim form and (5) submit claim to either AESIC, Dixie Terminal B Building South, Suite 300, 49 East Fourth Street, Cincinnati, Ohio, 45202-3803 or, Lee & Mason Financial Services, Inc., Box 270, Northville, NY, 12134-0270. Phone number (518) 863-4311 or (518) 863-6963.

            d. With respect to the Obligor's physical damage insurance and Company's rights to proceeds as lender and/or owner of Vehicle, Servicer shall:

       1) Receive from the Company the initial physical damage insurance information at the time of portfolio boarding;

       2) Notify Company if Servicer has not received a copy of a physical damage insurance policy for an Obligor's Vehicle within twenty (20) days of the receipt of a Notice of Cancellation/Non-Renewal;

       3) Produce a monthly Insurance Expiration report showing those Obligor accounts for whom a Notice of Cancellation/Non-Renewal has been received or the expiration date for an Obligor's insurance policy in Servicer's computer records has elapsed;

       4) Not be liable for any loss or liability resulting from the lack of insurance coverage on any Obligor vehicles.

       3. Company authorizes Servicer to negotiate and settle any claims relating to physical damage to a Vehicle and to endorse any insurance company drafts for such claim subject to the following conditions:

            a.   Servicer shall endorse a draft for
                 payment of a claim to body shop or other auto repair service.

            b.   If the Obligor's account is more than
                 thirty (30) days delinquent, Servicer shall attempt to collect all currently due amounts. If unable to make such collection, Servicer shall request Company's authorization to repossess Vehicle from the repair facility pursuant to Section I-A-4.b of this agreement. To effect such repossession, Servicer may negotiate for the release of the Vehicle from the repair facility in exchange for the endorsed draft in the amount of the repairs and an agreement to hold the repair facility harmless for the release of the Vehicle.

            c.   Company authorization is required for
                 settlements where the claim payment differs from the Remaining Obligor Loan Balance (in case of a total loss to a Vehicle) by an amount greater than the policy deductible plus collection expenses; orin all other cases, the amount necessary to repair damage by an amount greater than the policy deductible.

       4. Servicer shall calculate early payoffs of Remaining Obligor Loan Balance per the terms of the related sales contract. Company authorization is required for any payoff amount other than the full calculated amount. Notwithstanding any condition in this Agreement, Servicer, however, shall have the right (in the event of early payoff) to waive any Remaining Obligor Loan Balance of twenty-five dollars ($25.00) or less.

       5. Upon receipt by Servicer of the full payment of the Remaining Obligor Loan Balance by the Obligor,
Servicer shall release and forward to the Obligor the original of the conditional Sales Contract.

II.     SPECIAL COLLECTION ACTIVITIES:

  A.   REPOSSESSION AND SALE

       If Servicer receives authorization from Company to repossess a Vehicle, the following terms shall govern the repossession and sale of the Vehicle:

       1. Servicer shall order repossession services from licensed, bonded agents.

       2. After repossession, Servicer shall prepare and mail a Notice of Intent (the "NOI) to the Obligor within five (5) business days, or the time period allowed under applicable state statute, whichever is less, and send a copy of the NOI to Company.

       3. Upon request, Servicer will provide Company with names, contact names, addresses, phone numbers, and fax numbers of all sub-contractors performing any service with respect to Company assets.

       4. Servicer shall cause the repossessed Vehicle to be delivered to a location as designated by Company for the amount of time required by applicable State law for Obligor redemption (the "Obligor Redemption Period").

       5.   After the expiration of the Obligor
Redemption Period, Company may authorize Servicer to arrange for the sale and disposition of the Vehicle.

  B.   BANKRUPTCIES

       If Servicer receives written notice that an Obligor has become subject to bankruptcy proceedings under Federal or State law, Servicer or its designee
(attorney if required) shall provide the following services as necessary:

       1.   Servicer shall immediately cease all
collection activity and otherwise comply with the Bankruptcy Code and all related laws and regulations.

       2.   Servicer shall file a claim with the
applicable court.

       3. Servicer shall obtain legal services for the prosecution of the claim when necessary.

       4. Servicer shall monitor the receipts of funds being paid through the applicable bankruptcy plan.

       5. Upon dismissal of an action under bankruptcy, Servicer shall service the Obligor's account pursuant to the standard collection procedures of Section I of this Schedule A.

       6. Should the Obligor account be the subject of a reaffirmation or court ordered modified payment schedule, Servicer shall administer and collect the account in the same fashion as that prior to the bankruptcy proceedings, and Servicer shall update its computer system to reflect the bankruptcy status of the Obligor's account.

  C.   DISABILITY

       If Servicer is notified in writing of an Obligor's disability claim and evidence of the Obligor's disability insurance policy is on file, Servicer shall suspend all collection activity on such Obligor's account until such time as Obligor resumes his normal payment schedule, however:

       1.   Servicer shall continue to monitor such
Obligor's account until the earlier of the date on which:

            a.   A claim approval or denial has been
received; or

            b.   The Obligor resumes payment, at which
time Servicer will resume collection activity pursuant to
Section III of this Agreement.

       2. If Obligor's disability claim is denied, Servicer shall resume collection activity pursuant to
Section I of this Agreement and the terms and conditions of the related Sales Contract .

       3.   Servicer's collection procedures for a
disability account shall comply with the terms stipulated on the related Sales Contract.

  D.    ALLOTMENTS

       1. Company shall notify Servicer at the time of loan boarding if an Obligor will be subject to military allotment processing.

       2. If Servicer has not received an allotment verification on a designated allotment account within 60 days of any subsequent allotment establishment and the designated Obligor's account is greater than 45 days delinquent, Servicer shall request Company's authorization to repossess pursuant to Section I-A-4.b of this Schedule A.

  E.    SKIPS

       If Servicer determines that Obligor has become a skip, Servicer shall conduct skip-tracing efforts for a period of 30 days. If such skip-tracing efforts prove unsuccessful, Servicer will file (if applicable) the necessary claim forms with Company's insurance carriers or with the relevant insurance policies.

III.   CUSTODIAL DUTIES.

  A. Upon the execution and delivery of this Agreement, Company shall revocably appoint the Servicer, and the Servicer shall accept such appointment, to act for the Company as Custodian.

  B. Company shall deliver to the Servicer as Custodian the documents or instruments pertaining to each Receivable electronically boarded with the Servicer. The
Servicer as Custodian shall independently verify the data received by the Servicer against the Receivable documents and instruments. The following information will be verified by the Servicer as Custodian: (1) Receivable identifying number; (2) the name of the Obligor; (3) the mailing and garaging address(es); (4) the year, make, model and VIN of the Vehicle; (5) the amount financed, term, rate and monthly payment as applicable; (6) the contract and first payment due dates; and (7) owner and lienholder information. Custodian shall inform the Company of any and all discrepancies;

  C. Company shall deliver and release to Custodian, including but not limited to, the following documents pertaining to each Receivable:

       1.   The original Sales Contract;

       2.    The original credit application;

       3.    The original certificate of title or
supporting vehicle documentation (copy of title certificate, MSO, MCO, guarantee of title) as applicable evidencing the ownership and security interest of the company or lienholder in the Vehicle or efforts made by the Company or its assignee to perfect such ownership or security interest;

       4.    All documents provided by the Company
evidencing the existence of physical damage and liability insurance covering a motor Vehicle. Upon receipt of the original title, Servicer as Custodian shall in addition to its customary review of title, review the seventh character of the VIN for an "X." If an "X" appears in the seventh position of the VIN, Servicer acting as Custodian, shall notify the Company upon discovery.

  D. Upon receipt and review of the documentation indicated above, Servicer as Custodian shall establish an independent electronic file for each Receivable, which shall contain the data and document tracking information in an agreed upon electronic format which will allow the Company or lienholder to receive all information relating to the Custodian's file; such information shall be provided upon request.

  E. In the event Company, Trust or any Holder subsequent to the execution of this Agreement appoints any Person other than Servicer as custodian of the documents and instruments indicated in III. C above, Company shall indemnify Servicer against any liability arising from such subsequent appointment; excepting for liability arising from Servicer's actions during the period of their appointment. In its capacity as Custodian, Servicer shall hold all files and documents on behalf of the Company, and maintain such accurate and complete accounts, records, and computer systems pertaining to the Receivables using reasonable care and that degree of skill and attention with respect to the Receivables and the files and documents as is customary with other companies in the industry that service motor
Vehicle conditional Sales Contracts for themselves as well as for others.

  F.   Company (if applicable) shall have the
responsibility to verify application for title to the
motor Vehicle covered by the contract. Company shall
send, or cause to be sent, to Servicer all titles to such
motor Vehicles. With respect to titles received, Servicer
shall verify that Company or its designee is lienholder
with respect to the Vehicle.   Servicer as Custodian
shall verify that Company is the legal and registered owner of the Vehicle.

  G. Servicer as Custodian shall notify Company of any discrepancies with respect to the lienholder indicated on received titles. Servicer shall further notify Company of missing titles. Company shall be responsible for correcting title discrepancies and obtaining missing titles.

  H. Servicer as Custodian shall not release any title to a Vehicle except upon the full payment of the Remaining Obligor Loan Balance by the Obligor or others, or the repossession and sale of the related vehicle, or the release of the title to Company for the correcting of title problems, or as required by law, or as directed by Company.

  I.   Servicer as Custodian shall deliver to Company,
within two business days of Company's          request,
the original certificate of title or supporting vehicle documentation if within Servicer's possession. If the original certificate of title or supporting vehicle documentation is in the possession of a custodian other than the Servicer, the Servicer shall have two business days to request the original certificate of title or supporting documentation from the custodian, and upon receipt of same, the Servicer will have twenty-four (24) hours to deliver the requested material to the Company.

  J. Custodian agrees to deliver its custodial files to the possession of a custodian, prior to the closing of any securitization, whole loan sale or other financing, as directed by the Company. The Company shall give the Custodian at least ten (10) calendar days notice, but will endeavor to give notice soon as is possible, prior to the closing date. Notice shall be accomplished by the Company's (i) transmittal of a memo to Custodian
(specifically addressed to Jerry Sokolow, John Marasco and C. Joseph Bruno) identifying the date of the closing, and (ii) by the Company's electronic file transfer
(specifically addressed to Jerry Sokolow and John
Marasco) to Custodian of information sufficient for Custodian to identify the custodial files to be copied and transferred.

IV.    FEE SCHEDULE

  Servicer shall be entitled to receive from Company the following fees and costs no later than the Remittance
Date immediately following each related Remittance
Period:

  A.   LOAN BOARDING AND CUSTODIAL FEE

       For $15 per Subject Receivable, Servicer shall:
(1) enter the Subject Receivable into Servicer's computer
system electronically during the related Remittance
Period; (2) transmit  Electronic Receivable files to the
Company at its offices located at 6700 Antioch, Suite
400, Shawnee, Kansas, 66204,   unless otherwise mutually
agreed upon; and (3)   Servicer shall perform as the
Company's Custodian pursuant to the requirements stated in Section III of Schedule A.

  B.   GENERAL SERVICING

       1.   For all Receivables with a Remaining Obligor
Loan Balance greater than zero ($0.00) dollars as of the first day of the related Remittance Period, the Company shall pay a monthly servicing fee equal to one-twelfth of 1.85% (annualized) of the outstanding Remaining Obligor
Loan Balance or $10.00, whichever is greater.


       2. For those Receivables boarded onto Servicer's computer system during the related Remittance Period the monthly servicing fee stated above will be pro-rated for the number of days from such boarding through the last day of the related Remittance Period.

       3. In the event that the Company ceases to utilize Servicer's services, the monthly servicing fee for the existing receivables shall be set at a $1,000 minimum.

       4.   In addition, Servicer shall receive:

            a.   All extension fees that are received
during the related Remittance Period.

            b.   All late charges that are received
during the related Remittance Period.

            c.   A charge of $ 25.00 per filing of Credit
Enhancement claims forms with the designated Insurers during the related Remittance Period.

  C.   EXPENSE REIMBURSEMENT

       1.   All out-of-pocket expenses incurred by
Servicer in the pursuit of its job functions as described in this Schedule (including but not limited to; filing fees, investigation fees, repossession fees, transportation and storage fees, legal fees, DMV fees, etc.) shall be reimbursed to the Servicer at Servicer's actual cost plus eight percent (8%). Servicer shall provide Company with documentation for all such out-of-pocket expenses.

       2.   In the event Company elects the use of
monthly payment statements versus coupon books, Company shall reimburse Servicer for all preparation costs associated with such statements.

       3. All postage costs associated with the mailing of insurance follow-up letters, payment statements, including Notice of Intent and Deficiency Statement, during the related Remittance Period.

       4. Company shall reimburse Servicer for all programming expenses arising from modification of the servicing software which the Company has requested in writing and which both the Company and Servicer have approved. The amount to be reimbursed will be based upon Servicer's invoiced cost for outside contractors, if any.
Servicer shall provide Company with copies of invoices, time sheets and all supporting documentation reasonably required by Company to verify the cost of such programming charges.

  D.   METHOD OF PAYMENT

       1.   All General Servicing fees as indicated in
Section IV. above earned during a Remittance Period may be withdrawn by Servicer from the applicable bank account on the tenth (10th) day following the related Remittance
Period to the extent such fees are available from the bank account.

       2. In the event the applicable bank account has insufficient funds to pay all fees due, Company shall issue a check for any unpaid balance within five (5) days of the billing by Servicer for such fees.

       3. All boarding fees, postage reimbursement and out-of-pocket expense reimbursement earned during a Remittance Period shall be billed by Servicer and paid by Company to Servicer by the tenth (10th) day following the related Remittance Period. In the event Company fails to pay the applicable out-of-pocket expense reimbursement by the date indicated, Servicer shall have the right to withdraw such expense reimbursement from the applicable bank account.




  E.   NON-PERFORMING LOANS

  1. In accordance with instructions provided by Company, Servicer shall cause those Receivables who have met criteria established in the various Purchase
Agreements to be transferred to a Non-performing pool
(the "Aegis-A" pool).

  2. All reports generated on Receivables residing in the Aegis-A pool shall contain the necessary information to allow for any reconciliation to the "host" pool from which the Receivable was originally transferred. All transactions will be processed against the Aegis-A pool with receipted funds being reported to applicable trustees for deposit to the corresponding Reserve
Accounts.

  3. Servicer will charge Company a monthly fee based on the following schedule:

       a.   $1.00 per month for months 1-4 that a Subject
Receivable remains in the Aegis-A pool.

       b.   $.50 per month for months 5-8 that a Subject
Receivable remains in the Aegis-A pool.

       c. $.10 per month for each month thereafter that a Subject Receivable remains in the Aegis-A pool.

V.     RESPONSIBILITY FOR INSURANCE POLICIES; PROCESSING
OF CLAIMS UNDER INSURANCE POLICIES; DAILY RECORDS AND
REPORTS.

  A. The Servicer, on behalf of the Company, Trust or Holder (respectively), will administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Insurance Policies relating to the Receivables. The Servicer, on behalf of the Company, Trust or Holder (respectively), shall verify that an endorsement listing each Receivable has been issued with respect to each Receivable under the Risk
Default Insurance Policy, that each Receivable is listed by the VSI Insurer as covered under the VSI Insurance
Policy, and that the Risk Default Insurance Policy names the Company, Trust or Holder (respectively) as the insured and the VSI Insurance Policy names the Company, Trust or Holder (respectively) as an additional insured.

  B. The Servicer will administer the filings of claims under the VSI Insurance Policy and Risk Default Insurance
Policy by filing the appropriate notices related to claims as well as claims with the respective carriers or their authorized agents, all in accordance with the terms of the VSI Insurance Policy and Risk Default Insurance
Policy. The Servicer shall file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims, subject to the servicing standard set forth in Schedule A, Section B. paragraph 2. hereof. The
Servicer will utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers. The Servicer shall notify the Company, Trust or Holder (respectively) of (i) any such claims actually denied under the applicable Risk Default Insurance Policy or VSI Insurance Policy and (ii) those claims which would have been denied under such Risk Default Insurance Policy or VSI Insurance Policy had the Receivable(s) not been repurchased from the Holder or Trust, and in both cases, the reasons for such denials. The Servicer shall cause all Insurance Proceeds to be deposited to the Lock-Box
Account within two (2) Business Days of receipt thereof.

  C. The Servicer shall not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the VSI Insurance Policy and Risk Default Insurance
Policy in connection with filing such claims, perform any obligations of any named insured under the foregoing VSI
Insurance Policy and Risk Default Insurance Policy, and shall not be required to institute any litigation or proceeding or otherwise enforce the obligations of any insurer thereunder. Notwithstanding any provision to the contrary in the Agreement, the Servicer shall not be responsible to the Company, Trust or Holder
(respectively) (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the VSI Insurance Policy or Risk Default
Insurance Policy or (ii) for any act or omission to act, absent willful misconduct or gross negligence, done or omitted in compliance with this Agreement. In the case of any inconsistency between this Agreement and the terms of any VSI Insurance Policy or Risk Default Insurance
Policy, the Servicer shall comply with the latter.

VI.     MONTHLY SERVICING CERTIFICATES.

  The Servicer shall deliver to the Company and Trust a Monthly Servicing Certificate on the eighth (8) business day of each month (but in no case later than the eleventh
(11) calendar day of each month ) for the previous month, substantially in the form of, but not limited to, Schedule B attached hereto, containing all information requested by the Company or Trust.

VII.   ANNUAL STATEMENT AS TO COMPLIANCE; ACCOUNTANTS'
SERVICING REPORT.

  A.   The Servicer shall deliver to the Company, Trust,
Holder or its designee (respectively), and each Rating
Agency, on or before March 31 of each year, an Officer's
Certificate, dated effective as of December 31 of the preceding year beginning with the calendar year ended
December 31, 1996, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Servicing
Agreement has been made under such officer's supervision and (ii) based on such review, the Servicer has materially fulfilled all its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Servicer from any such Certificateholder.

  B. Upon request by the Company, Trust, Holder or each Rating Agency, and at the expense of the Company, Trust or Holder (respectively), a firm of Independent Public
Accountants shall furnish a statement to the Company, Trust or Holder and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables and the reporting requirements with respect thereto as set forth in the Agreement or Schedule A herein, and that, on the basis of such examination, such servicing and reporting requirements have been conducted in compliance with the Agreement or Schedule A herein, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

VIII.  PAYMENT IN FULL ON RECEIVABLE.

  Upon payment in full on any Receivable, the Servicer shall notify the Company, Trust, Holder or its designee
(respectively), by a certificate of a Servicing Officer substantially in the form of Schedule C hereto and request for release of the related Custodian File, which certificate shall include a statement to the effect that all amounts received in connection with such payment in full which are required to be deposited in the Collection
Account or the Lock-Box Account, have been deposited.
Upon receipt of such request, the Company, Trust, Holder or its designee (respectively), shall promptly release or cause to be released such Receivable and the related
Custodian File by executing a release and assignment in the form of Schedule D hereto, which shall be without recourse to the Custodian, if any party other than the Servicer is acting as custodian. The custodian shall be authorized, upon receipt of a request for release from the Servicer in the form of Schedule C hereto, to execute an instrument in satisfaction of such Receivable and to take such other actions and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Financed Vehicle related thereto. Upon request of a Servicing Officer, the Company, Trust, Holder or its designee (respectively), shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the rights and remedies of the Company, Trust, Holder or its designee (respectively), with respect to the Receivables.

IX.    SUBSTITUTION OF COLLATERAL

  In the event a Financed Vehicle sustains significant physical damage, such that the insurance company carrying the physical damage insurance covering such Financed
Vehicle determines that the Financed Vehicle is not repairable, the Company may permit the Obligor to pledge a vehicle of equal or greater market value than that of the Financed Vehicle immediately prior to sustaining the physical damage, provided, that any such substitution shall not be made if to do so would void coverage of the related Receivable under the VSI Insurance Policy or the Risk Default Insurance Policy, and provided further that the value of Financed Vehicles (prior to sustaining the physical damage) for which substitutions may be made shall not exceed in the aggregate ten percent (10%) of the Original Pool Balance of any given Trust. The second vehicle shall be substituted as the collateral
("Substituted Financed Vehicle") for the Receivable and the terms of the Receivable shall not be amended or modified except to reflect the substituted collateral.
The Company shall, within 90 days of the purchase of the Substituted Financed Vehicle, cause the certificate of title for the Substituted Financed Vehicle to be delivered to the Servicer.




                                     SCHEDULE B

                     SERVICER MONTHLY ACTIVITY REPORT
                    Aegis Auto Receivables Trust 1996-1
              Automobile Receivable Pass-Through Certificates
                               Series 1996-1


I. COLLECTION ACTIVITY               INTEREST           PRINCIPAL       TOTALS

Beginning of Period Pool Principal Balance                                 0
Additional Receivables Purchased                               0


Scheduled Payments                            0                0           0
Full & Partial Prepayments                    0                0           0
Risk Default Insurance Cash Proceeds          0                0           0
Receivables Repurchased by Seller
Recoveries (on Liquidated and Defaulted
  Receivables)
Miscellaneous Servicer Collections



Available Distribution Amount                 0                 0          0



Net Losses                                                      0

End of Period Pool Balance                                      0


II. SERVICING COMPENSATION
                            Amount

(ATTACH BREAKOUT OF FEES)
Servicer Compensation

III. POOL BALANCE INFORMATION

Original Pool Balance:             Beginning of Period
     End of Period

 Pool Balance
 Pool Factor
 Weighted Average Coupon (WAC)
 Weighted Average Remaining Maturity (WAM)

 Remaining Number of Contracts


IV. RECEIVABLES REPURCHASED/SUBSTITUTED BY SELLER

Number of Receivables Repurchased
Principal Amount
Number of Additional Receivables Substituted
Principal Amount

V. EXTENSIONS

Number of Extensions granted
Principal Amount




VI. DELINQUENCY INFORMATION*


                                                               % of
                                        # of  Principal     Outstanding
                                    Contracts   Balance   Pool Balance

30-59 Days Delinquent
60-90 Days Delinquent
90 Days or more Delinquent

*Excluding Liquidated and Defaulted Receivables

VII. REPOSSESSION INFORMATION
                                          Current Period
       Inventory

Number of Receivables as to which Vehicles have been Repossessed (and NOI expired)
Principal Balances of Receivables relating to Vehicles which have been Repossessed (and NOI expired)



VIII. LIQUIDATED AND DEFAULTED RECEIVABLES
                                          Current Period
       Cumulative

Number of Liquidated Receivables*
Principal Balance of Liquidated Receivables**
(Prior to Liquidation)

Number of Defaulted Receivables***
Principal Balance of Defaulted Receivables
Total Principal Balance of Liquidated Defaulted
Receivables

*Includes Receivables transferred to Risk Default Insurer for liquidation
**Excludes Receivables previously characterized as
Defaulted Receivables
***180 days delinquent

IX. RECOVERIES
                                          Current Period
       Cumulative

Liquidation Proceeds
VSI Physical Damage/Loss Insurance Proceeds
Rebates of Servicer Cancelled Warranty Contracts
Consumer Insurance
Other



Total Recoveries


X.  RISK DEFAULT POLICY INSURED RETENTION AMOUNT

Beginning Balance
Add:  Prefunded Receivables
Add:  Quarterly Reserve Loss Deficiency
Less:  Approved Claims
Less:  Surplus in Quarterly Loss Reserve

Ending Balance


  XI. NET LOSSES
  Current Period
       Cumulative

Principal Balance of Liquidated and Defaulted Receivables
Less: Recoveries
Less: Risk Default Insurance Proceeds


Net Losses



XII. INSURANCE CLAIMS

                                          Current Period
       Cumulative

Number of Risk Default Insurance Claims
Amount of Risk Default Insurance Claims
Retention Amount
Number of VSI Insurance Claims
Amount of VSI Physical Damage/Loss Insurance Claims

Number of Risk Defaulted Insurance Claims Rejected
Principal Balance of Receivables relating to Risk Default
  Insurance Claims Rejected


SERVICER COMPENSATION BREAKDOWN           Amount

Servicing Fees

Collection Expenses Incurred

Claim Filing Fees

Bank Charges

Late fees, extension fees collected

Postage

Total Servicer Compensation

                                SCHEDULE C

                     REQUEST FOR RELEASE OF DOCUMENTS


To: Norwest Bank Minneapolis, National Association, as Custodian
     Sixth Street and Marquette Avenue
     Minneapolis, MN  55479-0069

          Re:  Aegis Auto Receivables Trust 1996-1;
Servicing Agreement dated as of March 1, 1996 by and among Aegis Auto Finance, Inc., Norwest Bank Minneapolis,
National Association, as Trustee, and Norwest Bank
Minneapolis, National Association, as Backup Servicer.


          In connection with the administration of the pool of Receivables held by you as Custodian for the Trustee, we request the release and acknowledge receipt of the (Custodian's Receivable Files/[specify documents]) for the Receivable described below, for the reason indicated.

Borrower's Name, Address & Zip Code:

Receivable Number:  [list here or on attached schedule]

Reason for Requesting Documents (check one or put code on attached schedule)

_____ 1. Receivable Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

_____ 2. Receivable Repurchased Pursuant to Section 3.02 of the Pooling and Servicing Agreement (Servicer hereby certifies that any applicable repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

_____ 3. Receivable [to be] Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation [have been finally received and credited] [when received shall be credited] to the Collection Account pursuant to the Pooling and Servicing
Agreement.)

_____ 4.  Receivable to be transferred to Risk Default
Insurer for liquidation (servicer hereby certifies that all proceeds of insurance when received shall be credited to the Collection Account pursuant to the Pooling and Servicing Agreement).

_____ 5.  Receivable in Foreclosure

_____ 6.  Other (explain)




          If box 1, 2, 3 or 4 above is checked, and if all or part of the Custodian's Receivable File was previously released to us, please deliver to us a copy of our previous request for release on file with you, as well as any additional documents in your possession relating to the above specified Receivable.

          If box 5 or 6 above is checked, upon our return of all of the above documents to you as Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                              AEGIS AUTO FINANCE, INC.
                              Servicer



By:________________________________
    Name:
   Title:


Date:______________________________


Documents returned to Custodian:

NORWEST BANK MINNEAPOLIS, NATIONAL ASSOCIATION, as Custodian


By: _______________________________
    Name:
    Title:

Date:______________________________



                                SCHEDULE D

                          RELEASE AND ASSIGNMENT
                         PURSUANT TO SECTION IV.N.
                        OF THE SERVICING AGREEMENT


     Norwest Bank Minnesota, National Association, as custodian (the "Custodian") for the Trustee of the Aegis
Auto Receivables Trust Series 1996-1 created pursuant to the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement") dated as of March 1, 1996 among
Aegis Auto Funding Corp. (the "Seller"), Norwest Bank
Minnesota, National Association, as master servicer (the
"Backup Servicer") and as trustee (the "Trustee"), does hereby transfer, assign and release to the Seller, without recourse, representation or warranty of the Trustee, all of the Trustee's right, title and interest in and to the Receivable and related Custodian File (as defined in the Pooling and Servicing Agreement) identified as paid in full in the attached Servicer's
Request For Release of Documents, and all security and documents relating thereto.

     IN WITNESS WHEREOF, I have hereunto set my hand this
    day of            199 .

                              Norwest Bank Minnesota,
National Association,
                                as Custodian



                              By
_____________________________________
                              [Name]
                              [Title]